Exhibit 21.1
Delek US Holdings, Inc.
Subsidiaries of the Registrant

Company Name:	State of Incorporation:
Delek US Energy, Inc.	DE
Delek Refining, Inc.	DE
Delek U.S. Refining GP, LLC	TX
Delek Refining, Ltd.	TX
Lion Oil Company, LLC	AR
J. Christy Construction Co., Inc.	AR
Delek Logistics Services Company	DE
Delek Logistics GP, LLC	DE
Delek Logistics Partners, LP	DE
Delek Logistics Operating, LLC	DE
Delek Marketing & Supply, LP	DE
Delek Marketing GP, LLC	DE
Delek Crude Logistics, LLC	TX
Delek Marketing-Big Sandy, LLC	TX
Paline Pipeline Company, LLC	TX
Magnolia Pipeline Company, LLC	DE
SALA Gathering Systems, LLC	TX
El Dorado Pipeline Company, LLC	DE
DKL Transportation, LLC	DE
DKL RIO, LLC	DE
DKL Caddo, LLC	DE
Delek Renewables, LLC	DE
Delek Helena, LLC	DE
DK Canada Energy ULC	Canada
Delek Permian Pipeline Holdings, LLC	DE
Delek Permian Pipeline Finance, LLC	DE
Delek Permian Gathering, LLC	TX
Alon Asphalt Company	DE
Alon Brands, Inc.	DE
Commerce Way Insurance Company, Inc.	TN
DKL Pipeline, LLC	DE
Alon Financial Services, Inc.	TX
Alon Paramount Holdings, Inc.	DE
Alon Refining Krotz Springs, Inc.	DE
Alon Renewable Fuels, Inc.	DE
Alon USA Delaware, LLC	DE
Alon USA GP, LLC	DE
Alon USA GP II, LLC	DE
Alon USA, LP	TX
Alon USA Partners GP, LLC	DE

Alon USA Partners, LP	DE
Alon USA Energy, Inc.	DE
Alon USA Refining, LLC	DE
GTS Licensing Company, Inc.	TX
Paramount Petroleum Corporation	DE
Paramount of Oregon, LLC	DE
Paramount of Washington, LLC	DE
Skinny's, LLC	TX
Southwest Convenience Stores, LLC	TX
DK Trading & Supply, LLC	DE
DKL Big Spring, LLC	DE
DKL Permian Gathering, LLC	TX
Delek Logistics Finance Corp	DE
DK Innovation (US), Inc.	DE
Delek Acquisitions, Inc.	DE
DK Innovation (Israel), Ltd.	Israel
DK Marine, LLC	DE
DKL Delaware Gathering, LLC	DE
DKL Delaware Holding – NM, LLC	DE
DKL Delaware Operating – NM, LLC	DE
DKL Delaware Marketing, LLC	DE
DKL Energy – Cottonwood, LLC	DE
DKL Energy – Lynch, LLC	DE
DKL Field Services, LLC	DE
DKL G&P Solutions, LLC	DE
DKL Hat Mesa II – NM, LLC	DE
DKL Neptune Recycling, LLC	DE